EXHIBIT 32.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Louis J. Rampino, the President and Chief Executive Officer and Ronald J. Nicolas, Jr., the Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer of Fremont General Corporation (the “Company”), pursuant to 18 U.S.C. § 1350, hereby certify that, to the best of our knowledge:

(i) the Quarterly Report on Form 10-Q for the period ended September 30, 2007 of the Company (the “Report”) fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(ii) the financial statements and disclosures contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 8, 2007	/s/ LOUIS J. RAMPINO Louis J. Rampino President and Chief Executive Officer

Date: November 8, 2007	/s/ RONALD J. NICOLAS, JR. Ronald J. Nicolas, Jr. Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer (Principal Accounting Officer)